UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 15, 2020

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street,	Reston,	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 15, 2020, Lawrence C. Nussdorf informed Leidos Holdings, Inc. (the "Company") that he will resign as a member of the Board of Directors of the Company for medical reasons, effective the same day. Mr. Nussdorf's decision to resign was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. The Company's press release announcing Mr. Nussdorf's resignation is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits: The following exhibits are attached with this report:

Exhibit 99.1	Press Release, dated October 20, 2020

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in InLine XBRL and contained in Exhibit 101.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2020	LEIDOS HOLDINGS, INC.

	By:	/s/ Benjamin A. Winter
Benjamin A. Winter
Senior Vice President and Corporate Secretary